UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________ FORM 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011
VERIFONE SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32465 (Commission File Number)	04-3692546 (IRS Employer Identification No.)
2099 Gateway Place, Suite 600 San Jose, CA 95110 (Address of principal executive offices with zip code)
(408) 232-7800 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 12, 2011, VeriFone Nordic AB ("VeriFone Nordic"), an indirect wholly-owned subsidiary of VeriFone Systems, Inc. (the "Company"), entered into a Sale and Purchase Agreement (the "SPA") with Point Luxembourg Holding S.A.R.L. and Electronic Transaction Group Limited, as Sellers (the "Sellers"), under which VeriFone Nordic agreed, subject to the terms and conditions set forth in the SPA, to acquire (the "Transaction") all of the outstanding share capital of Electronic Transaction Group Nordic Holding AB, a Swedish company operating the Point International business, Northern Europe's largest provider of payment and gateway services and solutions for retailers (collectively, "Point"). VeriFone, Inc. ("VeriFone"), an indirect wholly-owned subsidiary of the Company and the indirect parent company of VeriFone Nordic also obtained a financing commitment from a syndicate of banks led by JP Morgan and including Bank of America Merrill Lynch, Wells Fargo Bank, Barclays Capital and RBC Capital Markets, which along with existing cash balances, was intended to finance the cash consideration to the Sellers in connection with the Transaction and to refinance certain existing debt at Point and at the Company and its subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement
On December 28, 2011 (the "Effective Date"), VeriFone entered into a credit agreement (the "Credit Agreement") among VeriFone Intermediate Holdings, Inc. ("Holdings"), the lenders party thereto, JPMorgan Chase Bank, N.A ("JPM"). as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association, as Co-Syndication Agents, and Barclays Bank PLC and RBC Capital Markets, as Co-Documentation Agents. The Credit Agreement consists of senior secured credit facilities (the "Credit Facilities") in an aggregate amount of $1,500.0 million consisting of a Tranche A term loan facility (the "Term A Facility") in the amount of $918.5 million, a Tranche B term loan facility (the "Term B Facility") in the amount of $231.5 million and a revolving credit facility (the "Revolving Facility") in the amount of $350.0 million of which $300.0 million was drawn on the Effective Date. The Credit Facilities were made available (i) to fund a portion of the cash consideration for the Transaction, (ii) to refinance certain existing debt at Point and at the Company and its subsidiaries, including the repayment of VeriFone's existing senior secured credit agreement entered into as of October 31, 2006 by and among, inter alia, VeriFone, Holdings, the lenders party thereto, and JPM, as Administrative Agent (the "Existing Credit Agreement") and the funding of an escrow to repay at maturity or upon earlier conversion at the option of the holders thereof the Company's 1.375% senior convertible notes due June 2012 and (iii) to pay related fees and expenses as well as for working capital requirements and for other general corporate purposes.
Amounts outstanding under the Credit Facilities bear interest, at VeriFone's option, at a base rate equal to the highest of (a) the federal funds rate plus 0.5%, (b) JPM's "prime rate" and (c) the one-month LIBOR rate plus 1.00% (the "Base Rate"), or at LIBOR, plus in each case a margin which, on the Effective Date, for revolving loans and the Term A Facility is 1.75% for Base Rate-based loans and 2.75% for LIBOR-based loans and a margin, on the Effective Date, for the Term B Facility of 2.25% for Base Rate-based loans and 3.25% for LIBOR-based loans. The margins on the revolving loans and Term A Facility will range from 1.00% to 2.00% for Base Rate-based loans and 2.00% to 3.00% for LIBOR-based loans depending on VeriFone's leverage ratio. If VeriFone's leverage ratio under the Credit Facilities is less than 2.25:1, the margins on the Term B Facility will reduce to 2.00% for Base Rate-based loans and 3.00% for LIBOR-based loans. VeriFone will pay an undrawn commitment fee ranging from 0.25% to 0.50% (depending on VeriFone's leverage ratio) on the unused portion of the Revolving Facility. For letters of credit issued under the Revolving Facility, VeriFone will pay upon the aggregate face amount of each letter of credit a fronting fee to be agreed to the issuer of the letter of credit together with a fee on all outstanding letters of credit at a per annum rate equal to the margin then in effect with respect to LIBOR-based loans under the Revolving Facility.
The outstanding principal balance of the Term A Facility is required to be repaid in quarterly installments of the following percentages of the original balance outstanding under the Term A Facility: 1.25% for each of the first eight calendar quarters after the Effective Date through the quarter ending December 31, 2013; 2.50% for each of the next eight calendar quarters through the quarter ending December 31, 2015 and 5.00% for each of the calendar quarters ending March 31, 2016, June 30, 2016 and September 30, 2016 with the balance being due at maturity on December 28, 2016.

The outstanding principal balance of the Term B Loans is required to be repaid in equal quarterly installments of 0.25% with the balance being due at maturity on December 28, 2018. Outstanding amounts may also be subject to mandatory prepayment with the proceeds of certain asset sales and debt issuances and, in the case of the Term B Facility only, from a portion of annual excess cash flows (as determined under the Credit Agreement) depending on VeriFone's leverage ratio.
Pursuant to a Guaranty, dated as of December 28, 2011 (the "Guaranty"), among certain wholly owned domestic subsidiaries of VeriFone identified therein (the "Guarantors"), obligations under the Credit Agreement are guaranteed by the Guarantors. Pursuant to a Security Agreement and a Pledge Agreement, each dated as of December 28, 2011 (the "Collateral Agreements") among VeriFone and the Guarantors on the one hand and JPM, as collateral agent, on the other hand, obligations under the Credit Agreement, and the guarantees of such obligations are also secured by a first priority lien and security interest, subject to customary exceptions, in certain assets of VeriFone and the Guarantors and equity interests owned by VeriFone and the Guarantors in certain of their respective domestic and foreign subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries). Certain equity interests owned by existing and subsequently acquired subsidiaries may also be pledged in the future. Other existing and subsequently acquired or newly-formed domestic subsidiaries of VeriFone and the Guarantors, may become Guarantors in the future.
The Credit Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants and certain conditions that are customarily required for similar financings. The Credit Agreement covenants are similar to the covenants in the Existing Credit Agreement. These covenants include, among others:

•	A restriction on incurring additional indebtedness, subject to specified permitted debt;

•	A restriction on creating certain liens;

•	A restriction on mergers and consolidations, subject to specified exceptions;

•	A restriction on certain investments, subject to certain exceptions and a suspension if VeriFone achieves certain credit ratings; and

•	A restriction on entering into certain transactions with affiliates.

In addition, commencing with the fiscal quarter ending January 31, 2012, VeriFone may not permit its total Leverage Ratio to exceed (i) 4.25 to 1.00, in the case of any fiscal quarter ending prior to November 1, 2012, 3.75 to 1.00 in the course of any fiscal quarter ending prior to November 1, 2013 and (ii) 3.50 to 1.00, in the case of any fiscal quarter ending thereafter. In addition, VeriFone must maintain an interest coverage ratio of at least (i) 3.50 to 1.00, in the case of any fiscal quarter ending prior to November 1, 2012 and (ii) 4.00 to 1.00, in the case of any fiscal quarter ending thereafter.

The Credit Agreement also contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to material indebtedness and events constituting a change of control. The occurrence of an event of default could result in the termination of commitments under the Credit Facilities, the declaration that all outstanding loans are immediately due and payable in whole or in part and the requirement of cash collateral deposits in respect of outstanding letters of credit.
The foregoing summary of the Credit Agreement, the Guaranty and the Collateral Agreements (collectively, the "Credit Documents") is not complete and is qualified in its entirety by reference to the Credit Documents, copies of which are filed as Exhibits 10.1-10.4, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of Existing Credit Agreement

On December 28, 2011, in connection with entering into the Credit Agreement, VeriFone repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Existing Credit Agreement totaling an aggregate of $216.8 million, and terminated the Existing Credit Facility. No penalties were due in connection with such repayments.

Item 2.01.	Completion of Acquisition on Disposition of Assets.

VeriFone Acquisition of Point
On December 30, 2011, the Company completed its previously announced acquisition of Point pursuant to the Sale and Purchase Agreement (the "SPA"), dated as of November 12, 2011, between VeriFone Nordic on the one hand and Point Luxemburg Holding S.A.R.L. and Electronic Transaction Group Limited, on the other hand (the "Sellers").
Pursuant to the SPA, VeriFone Nordic acquired all of the outstanding share capital of Electronic Transaction Group Nordic Holding AB ("ETG"), a Swedish company operating the Point business, and retired ETG's existing debt at closing for cash consideration of approximately EUR 770.0 million.
The source of funds for the cash consideration and settlement of Point existing debt included existing cash and a portion of the $1,450.0 million borrowed under the Credit Agreement on the Effective Date as described above.
Upon the completion of the transaction, ETG became an indirect wholly-owned subsidiary of the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Credit Agreement, the Guaranty and the Collateral Agreements contained in Item 1.01, above, are hereby incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On January 9, 2012, Mr. Douglas Bergeron, Chief Executive Officer of the Company, and Mr. Robert Dykes, Chief Financial Officer of the Company, will be participating in a conference call hosted by Barclays Capital at 1:00 P.M. EST (10:00 A.M. PST).
During the call, Messrs. Bergeron and Dykes will cover a number of key topics, including further details on the recent Point acquisition and the Hypercom acquisition, and a discussion of organic growth trends and expectations for the Company's fiscal year 2012. The call will be conducted in fireside chat format, with an open Q&A section.
The Dial-in Details for the conference call is as follows:

Dial-in Details:
Conference Passcode: 40460546

United States: 800 706 8249
International: 1 706 634 5881

Asia-Pacific:
Hong Kong: 800966253
Japan: 00531160669
South Korea: 00308140327

Europe:
Belgium: 0 800 7 3264
Denmark: 80884284
France: 0800 909 322
Germany: 08001815287
Italy: 800786829
Netherlands: 08000 232 838
Sweden: 020798505
Switzerland: 0800891753
United Kingdom: 0800 028 8438

Replay Details:
Replay Passcode: 40460546

United States: 800 585 8367
International: 1 404 537 3406

Asia-Pacific:
Hong Kong: 800930800
Japan: 00531160315
South Korea: 00308140438

Europe:
Belgium: 0800 15549
Denmark: 80886109
France: 0800 909 829
Germany: 08001802475
Italy: 800780997
Netherlands: 08000 235 160
Sweden: 020799014
Switzerland: 0800563744
United Kingdom: 0800 917 2646

For further regional dial-in and replay numbers, please contact the Company.

This recording will be available for seven days.

A live audio webcast of the above presentation will be accessible through the Company's website at http://ir.verifone.com, and will be available for seven days after the event.
The information in this Form 8-K provided under Item 7.01 is furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Forward-looking Statements

This Report contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief; and any statements of assumptions underlying any forward-looking statements. Risks, uncertainties and assumptions include the risks described in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the risks described in the Company's Annual Report on Form 10-K for its fiscal year ended October 31, 2011. The Company assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

10.1
Credit Agreement, dated as of December 28, 2011, by and among, inter alia,VeriFone, Inc., VeriFone Intermediate Holdings Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Security Agreement, dated as of December 28, 2011, by and among JPMorgan Chase Bank, N.A., in its capacity as the Collateral Agent, and the VeriFone parties.

10.3	Pledge Agreement, dated as of December 28, 2011, by and among the VeriFone parties and JPMorgan Chase Bank, N.A., in its capacity as the Collateral Agent.

10.4	Guaranty, dated as of December 28, 2011, executed by each of the Guarantors party thereto in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.
Date: January 4, 2012	By: Name: Albert Liu
Title: Executive Vice President, Corporate Development and General Counsel

Exhibit Index
Exhibit No,    Description

10.1
Credit Agreement, dated as of December 28, 2011, by and among, inter alia, VeriFone, Inc., VeriFone Intermediate Holdings Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Security Agreement, dated as of December 28, 2011, by and among JPMorgan Chase Bank, N.A., in its capacity as the Collateral Agent and the VeriFone parties.

10.3	Pledge Agreement, dated as of December 28, 2011, by and among the VeriFone parties and JPMorgan Chase Bank, N.A., in its capacity as the Collateral Agent.

10.4	Guaranty, dated as of December 28, 2011, executed by each of the Guarantors party thereto in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.